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                                2,700,000 shares

                            W. R. BERKLEY CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 28, 2001
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
           New York, N.Y. 10010-3629

Dear Sirs:


     1. Introductory. W. R. Berkley Corporation, a Delaware corporation ("Company"), proposes to issue and sell 2,700,000 shares ("Firm Securities") of its common stock, $.20 par value ("Securities"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 405,000 additional shares ("Optional Securities") of its Securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

     2. Representations and Warranties of the Company.The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement (No. 33-95552), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented as contemplated by
     Section 5 to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the



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     Act and the Rules and Regulations; none of the Registration Statement,
     Prospectus or the Preliminary Prospectus Supplement dated February 9, 2001 includes or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the representatives or representatives of the Underwriters, if any ("Representatives"), specifically for use therein; and the documents incorporated by reference in the Prospectus, at the time they were, or hereafter, are filed with the Commission, complied and, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is, to the extent applicable, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. As used herein, "Significant Subsidiaries" means Berkley Regional Insurance Company, Berkley Insurance Company and Admiral Insurance Company, which are currently the only operating insurance companies that are "significant subsidiaries" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and the authorized, issued and outstanding capital stock of the Company set forth under the caption "Capitalization" in the Prospectus is accurate as of the date of such information and has not materially changed since such date.

          (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against



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     the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market, subject to notice of issuance.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, as contemplated under Section 5(a) hereof, and such as may be required under state securities laws.

          (j) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiaries of the Company or any of their material properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, other than liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would individually or in the aggregate have a Material Adverse Effect.

          (m) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (n) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have



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     individually or in the aggregate a Material Adverse Effect; each of the
     Company's Significant Subsidiaries that is required to be organized and licensed as an insurance or reinsurance company (the "Insurance Subsidiaries") in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Significant Subsidiary is duly licensed or authorized as an insurer or reinsurer (the "Insurance Licenses") in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would have individually or in the aggregate a Material Adverse Effect.

          (o) The Company and each of its Significant Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decree to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) Neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect.

          (q) To the knowledge of the Company and its Insurance Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect, except as described in the Prospectus.

          (r) No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

          (s) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (t) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any



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     governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

          (u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (v) KPMG LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries contained or incorporated by reference in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations; the financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein; and except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Prospectus.

          (w) The statutory annual and quarterly statements of the Insurance Subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

          (x) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) there have not been any transactions entered into by the Company or any of its



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     subsidiaries other than in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, and, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (z) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $39.37 per share, the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

     The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC"), at 10:00 A.M., New York time, on March 6, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P. at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC at the above office of LeBoeuf, Lamb, Greene & MacRae, L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available



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for checking and packaging at the above office of LeBoeuf, Lamb, Greene &
MacRae, L.L.P. at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFBC a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise CSFBC promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that in connection



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     therewith the Company shall not be required to qualify to do business in any jurisdiction or to file or consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel up to a maximum of $10,000) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as CSFBC reasonably designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

          (i) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC, except issuances of Securities or grants of options to purchase Securities pursuant to the terms of any employee stock option plan, directors' stock option plan, deferred compensation plan, employee stock purchase plan or dividend reinvestment plan in effect on the date hereof.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all

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          material respects with the applicable accounting requirements of the
          Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the stockholders and Boards of Directors of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                    (B) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated premiums earned, net investment income, consolidated revenue or the total or per share amounts of net income or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated total assets, or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus or statutory accounting statements, as applicable; or

                    (D) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net premiums written, net premiums earned or in the total or per share amounts of income before extraordinary items and cumulative effect or change in accounting principle or of net income;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

               (iv) they have compared all dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market, or any setting of minimum prices for trading on such exchange or on the NASDAQ National Market, or any suspension of trading of any securities of the Company on any exchange, the NASDAQ National Market or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement;

               (iii) The Offered Securities have been duly authorized by all necessary corporate action and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no statutory preemptive rights with respect to the Offered Securities;

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities and insurance laws, and the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company;

               (v) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus (but not including any document incorporated by reference therein), as of the date of this Agreement, and any amendment or supplement thereto, and as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The information in the Prospectus under the captions "Description of Common Stock" and "Underwriting", to the extent that such information is applicable to the Offered Securities and constitutes matter of law or legal conclusions or descriptions of documents referred to therein, has been reviewed by them and is correct in all material respects; and

               (viii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware and (ii) it has relied, as to matters of fact and to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition to the matters set forth above, such counsel shall state that it has no reason to believe that the Registration Statement, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

          (e) The Representative shall have received an opinion, dated the Closing Date, of Ira S. Lederman, Senior Vice President and General Counsel
     - Insurance Operations of the Company, to the effect that:

               (i) The Company has an authorized capitalization as is set forth in the Prospectus; and, to the best of such counsel's knowledge, the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

               (ii) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

               (iii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct the business described in the Registration Statement and, to the extent applicable, is duly qualified as a foreign corporation to transact business and is in good standing as such in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect) (such counsel may note in his opinion that insurance laws of certain of such jurisdictions where the Significant Subsidiaries hold an insurance license do not require such due qualification as a foreign corporation); except as set forth in the Registration Statement, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are owned directly or indirectly by the Company, free and clear of any pledges, liens, encumbrances, claims or equities; and all such shares are fully paid and nonassessable;

               (iv) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (v) To the best of such counsel's knowledge, there are no licenses, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as an exhibit thereto other than those described therein or filed or incorporated by reference as exhibits thereto;

               (vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary of the Company or the charter or by-laws of any such subsidiary, or, to the best of such counsel's knowledge, any of their material properties, or any material agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject;

               (vii) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; each of the Insurance Subsidiaries is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Insurance Subsidiary owns the Insurance Licenses in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the best of such counsel's knowledge, threatened action, suit, proceeding or investigation that would be reasonably likely to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

               (viii) Except as would not individually or in the aggregate have a Material Adverse Effect, (i) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and (ii) there are no pending legal or governmental proceedings, to the best of such counsel's knowledge, to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement but are required to be so described in the Registration Statement, including ordinary routine litigation incidental to the business;

               (ix) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act (other than the financial statements, supporting schedules and other financial information included or incorporated by reference therein, as to which no opinion need to be rendered), at the time they were filed with the Commission or delivered to the security holders, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

               (x) The descriptions in the Registration Statement and Prospectus of legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

          In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware and (ii) it has relied, as to matters of fact and to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition to the matters set forth above, such counsel shall state that it has no reason to believe that the Registration Statement, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

          (f) The Representatives shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the directors of the Company and Mr. William R. Berkley and his immediate family.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph, the information with respect to stabilizing, over-allotment and syndicate covering transactions and penalty bids and passive market making contained in the bullet points in the tenth paragraph and the information with respect to on-line distributions in the eleventh paragraph, in each case under the caption "Underwriting."

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at address and numbers of the Company set forth in the Registration Statement, Attention: Ira S. Lederman, Senior Vice President; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     15. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                        W. R. BERKLEY CORPORATION

                                        By /s/ Ira S. Lederman
                                           ------------------------------
                                           Name:  Ira S. Lederman
                                           Title: Senior Vice President

The foregoing  Underwriting Agreement
 is hereby confirmed and accepted as
 of the date first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     MORGAN STANLEY & CO. INCORPORATED

         Acting on behalf of themselves and
           as the Representatives of the
           several Underwriters

     By  CREDIT SUISSE FIRST BOSTON CORPORATION

     By /s/ Leandro S. Galban, Jr.
        ------------------------------
        Name:  Leandro S. Galban, Jr.
        Title: Managing Director

                                   SCHEDULE A

                                                              Number of
                    Underwriter                             Firm Securities
                    -----------                             ---------------

Credit Suisse First Boston Corporation.....................     813,334
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........     813,333
Morgan Stanley & Co. Incorporated..........................     813,333
Banc of America Securities LLC.............................      20,000
Dowling & Partners Securities, LLC.........................      20,000
Ferris, Baker Watts, Incorporated..........................      20,000
First Union Securities, Inc................................      20,000
Fox-Pitt, Kelton Inc.......................................      20,000
Invemed Associates LLC.....................................      20,000
Janney Montgomery Scott LLC................................      20,000
Keefe, Bruyette & Woods, Inc...............................      20,000
Monness, Crespi, Hardt & Co., Inc..........................      20,000
Prudential Securities Incorporated.........................      20,000
Ragen MacKenzie Incorporated...............................      20,000
Sanders Morris Harris Inc..................................      20,000
Sandler O'Neill & Partners, L.P............................      20,000


                                                              ---------
                               Total.......................   2,700,000